Exhibit 99.1
Tesoro Logistics LP Reports Third Quarter Results

SAN ANTONIO - November 5, 2012 - Tesoro Logistics LP (NYSE: TLLP) (“TLLP” or the “Partnership”) today reported third quarter 2012 net income of $17.3 million, or $0.54 per diluted limited partner unit. This amount includes historical income earned by the predecessor on assets TLLP acquired during the quarter. Excluding such amounts, TLLP earned net income of $15.6 million.

Distributable cash flow, excluding predecessor results, for the third quarter was $17.9 million. On October 18, 2012, the Partnership announced its quarterly cash distribution of $17.0 million, or $0.455 per limited partnership unit, or $1.82 on an annualized basis. This distribution represents an 11% increase over the quarterly distribution of $0.410 per unit ($1.64 per unit on an annualized basis) paid in August 2012. In the prior four quarters, TLLP has increased its distribution to limited partners by 30%.

“During the quarter we drove growth across all phases of our strategy,” said Greg Goff, TLLP's Chairman and Chief Executive Officer. “We successfully executed our second purchase of assets from Tesoro with the acquisition of the Long Beach Assets, drove additional volumes in our Crude Oil Gathering segment, and set throughput records with our existing terminal assets. We are on track to deliver on our commitment to generate approximately $120 million of EBITDA from these assets in 2013.”

Third Quarter 2012 Highlights

Results of operations for the three months ended September 30, 2012 include the historical results of the Long Beach marine terminal and Los Angeles short-haul pipelines (collectively, the “Long Beach Assets”) acquired from Tesoro Refining and Marketing Company (“Tesoro”) during the quarter. As a result, operating income and volumes are not comparable on a period-to-period basis. To assist the reader, we have provided additional information that is comparable on a period-to-period basis focusing on the results of operations of TLLP assets following their acquisition from Tesoro and excluding predecessor results of operations. A reconciliation of the TLLP results to the full third quarter results can be found in the attached tables.

Revenues for the third quarter totaled $44.0 million. Excluding predecessor results, revenues for the third quarter totaled $40.8 million, which was up $7.7 million from the prior quarter. The sequential improvement was primarily attributable to higher volumes across all segments of the business and the annual escalation in contracted fees that took effect on July 1, 2012. Volume increases in both the pipeline and trucking operations are consistent with the High Plains capital expansion plans, driving a sequential revenue increase of $4.8 million in the Crude Oil Gathering segment. Revenues in the Terminalling, Transportation and Storage segment increased $2.9 million from the prior quarter, driven by the addition of the Long Beach Assets and increased throughputs at existing terminals. The Los Angeles terminal achieved record volumes during the quarter as a result of additional asset optimization and higher permitted ethanol throughput. As a result of the success achieved at the Los Angeles terminal thus far, the capital project to further expand the terminal has been eliminated from our capital spending plans.

Total costs and expenses for the third quarter were $24.9 million. Excluding predecessor results, total costs and expenses for the third quarter totaled $23.5 million, which were up $4.4 million from the prior quarter. Costs for the quarter include $0.6 million related to the acquisition of the Long Beach Assets. The resulting EBITDA for the third quarter was $20.3 million, excluding predecessor results, in-line with prior guidance.

On September 14, 2012, Tesoro Logistics purchased the Long Beach Assets owned by Tesoro for a purchase price of $210 million, including cash of $189 million and Tesoro Logistics equity valued at approximately $21 million. Concurrent with the transaction, TLLP issued $350 million 5.875% Senior Notes due 2020, TLLP's first ever senior debt issuance. Proceeds from the offering were used to fund the Long Beach Assets acquisition and to repay all of the outstanding indebtedness under TLLP's revolving credit facility. Additionally, Tesoro and the Partnership entered into a 10-year access, use and throughput agreement and a 10-year transportation services agreement, both with minimum throughput commitments. The Long Beach Assets added $1.2 million of segment EBITDA following their acquisition on September 14, 2012.

On October 5, 2012, TLLP closed a public offering of 4,255,000 common units at an offering price of $41.80 per unit, which included a 555,000 unit over-allotment option that was exercised by the underwriters. Net proceeds to TLLP from the sale of the units were approximately $171 million.

On October 31, 2012, Tesoro reaffirmed its intention to offer the Anacortes, Washington unit train unloading facility to TLLP. The unloading facility, which became operational in September of this year, should generate an expected annual logistics EBITDA in the $15 to $20 million range. Closing is expected to occur in the fourth quarter 2012 and include corresponding throughput and minimum volume commitment agreements.

Public Invited to Listen to Analyst Conference Call
At 7:30 a.m. CST on November 6, 2012, TLLP will broadcast, live, its conference call with analysts regarding third quarter 2012 results and other business matters. Interested parties may listen to the live conference call over the Internet by logging on to http://www.tesorologistics.com.

About Tesoro Logistics LP
Tesoro Logistics LP, headquartered in San Antonio, Texas, is a fee-based, growth-oriented Delaware limited partnership formed by Tesoro Corporation to own, operate, develop and acquire crude oil and refined products logistics assets.

This earnings release contains certain statements that are "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, concerning expected growth projects and our expectations about 2013 EBITDA and the anticipated incremental EBITDA from the Long Beach marine terminal and Los Angeles short-haul pipelines and anticipated timing and incremental EBITDA from the Anacortes unit train unloading facility acquisition. For more information concerning factors that could affect these statements see our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the Securities and Exchange Commission. We undertake no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances that occur, or which we become aware of, after the date hereof.

Contact:
Investors:
Louie Rubiola, Director, Investor Relations, (210) 626-4355

Media:
Tesoro Media Relations, media@tsocorp.com, (210) 626-7702

Results of Operations (Unaudited)

Factors Affecting Comparability

The following tables present net income, distributable cash flow, earnings before interest, income taxes, depreciation and amortization expenses ("EBITDA") and related operational information for the three and nine months ended September 30, 2012 and 2011.  The information presented contains the unaudited condensed combined financial results of Tesoro Logistics LP Predecessor (the "TLLP Predecessor"), our predecessor for accounting purposes, for periods presented through April 25, 2011. The TLLP Predecessor includes the financial results of the initial assets acquired from Tesoro during the initial public offering. The unaudited condensed combined consolidated financial results for the three and nine months ended September 30, 2012 and 2011 also include the results of operations for Tesoro Logistics LP ("TLLP" or the "Partnership") for the period beginning April 26, 2011, the date TLLP commenced operations.

The financial information contained herein of the TLLP Predecessor and TLLP have been retrospectively adjusted to include the historical results of the Martinez crude oil marine terminal assets (the "Martinez Crude Oil Marine Terminal") prior to the acquisition through April 1, 2012 and the Long Beach marine terminal assets and related short-haul pipelines, including the Los Angeles ("LA") short-haul pipelines, (collectively, the "Long Beach Assets") prior to the acquisition through September 14, 2012, the dates of the respective acquisitions. We refer to the historical results of the TLLP Predecessor, the Martinez Crude Oil Marine Terminal and the Long Beach Assets prior to the acquisition dates collectively as our "Predecessor(s)." The results of the Martinez Crude Oil Marine Terminal and the Long Beach Assets are included in the Terminalling, Transportation and Storage segment.

Our Predecessors generally recognized only the costs and did not record revenue associated with the trucking, terminalling, storage and short-haul pipeline transportation services provided to affiliates on an intercompany basis. Accordingly, the revenues in our Predecessors' historical combined financial statements relate only to amounts received from third parties for these services and amounts received from affiliates with respect to transportation regulated by the Federal Energy Regulatory Commission and the North Dakota Public Service Commission on our High Plains system. Affiliate revenues have been recorded for all of our assets in the Crude Oil Gathering segment and the Terminalling, Transportation and Storage segment subsequent to the commencement of the new commercial agreements with Tesoro upon completion of the initial public offering (the "Initial Offering") on April 26, 2011, the acquisition of the Martinez Crude Oil Marine Terminal on April 1, 2012 and the acquisition of the Long Beach Assets on September 14, 2012.  As a result, the information included in the following tables is not comparable on a year-over-year basis.

TESORO LOGISTICS LP
RESULTS OF OPERATIONS
(Unaudited)
(In thousands, except units and per unit amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
REVENUES (a)
Crude Oil Gathering	$20,847	$13,789	$51,022	$30,047
Terminalling, Transportation and Storage	23,106	14,833	58,079	27,833
Total Revenues	43,953	28,622	109,101	57,880
COSTS AND EXPENSES
Operating and maintenance expenses	17,405	10,731	44,500	33,143
Depreciation and amortization expenses	3,202	2,811	8,892	8,449
General and administrative expenses (a)	4,235	2,192	11,542	5,998
Loss on asset disposals	21	—	257	26
Total Costs and Expenses	24,863	15,734	65,191	47,616
OPERATING INCOME	19,090	12,888	43,910	10,264
Interest and financing costs, net	(1,810)	(601)	(3,360)	(1,062)
NET INCOME	17,280	12,287	40,550	9,202
Less: Income (loss) attributable to Predecessors	1,702	(2,840)	331	(13,820)
Net income attributable to partners	15,578	15,127	40,219	23,022
Less: General partner's interest in net income, including incentive distribution rights	842	303	1,436	460
Limited partners' interest in net income	$14,736	$14,824	$38,783	$22,562

Net income per limited partner unit:
Common - basic	$0.55	$0.49	$1.34	$0.74
Common - diluted	$0.54	$0.49	$1.33	$0.74
Subordinated - basic and diluted	$0.41	$0.49	$1.19	$0.74

Weighted average limited partner units outstanding:
Common units - basic	15,553,113	15,254,890	15,424,700	15,254,890
Common units - diluted	15,663,537	15,277,526	15,513,252	15,286,170
Subordinated units - basic and diluted	15,254,890	15,254,890	15,254,890	15,254,890

Cash distributions per unit (b)	$0.4550	$0.3500	$1.2425	$0.5948

TESORO LOGISTICS LP
RESULTS OF OPERATIONS
RECONCILIATION OF PARTNERSHIP AND PREDECESSOR (c)
(Unaudited)
(In thousands)

	Tesoro Logistics LP	Long Beach Assets (Predecessor)	Three Months Ended September 30, 2012
REVENUES (a)
Crude Oil Gathering	$20,847	$—	$20,847
Terminalling, Transportation and Storage	19,998	3,108	23,106
Total Revenues	40,845	3,108	43,953
COSTS AND EXPENSES
Operating and maintenance expenses	16,383	1,022	17,405
Depreciation and amortization expenses	2,908	294	3,202
General and administrative expenses (a)	4,153	82	4,235
Loss on asset disposals	13	8	21
Total Costs and Expenses	23,457	1,406	24,863
OPERATING INCOME	17,388	1,702	19,090
Interest and financing costs, net	(1,810)	—	(1,810)
NET INCOME	15,578	1,702	17,280
Less: Income attributable to Predecessors	—	1,702	1,702
Net income attributable to partners	$15,578	$—	$15,578

TESORO LOGISTICS LP
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
(Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Reconciliation of EBITDA and Distributable Cash Flow to Net Income:
Net income	$17,280	$12,287	$40,550	$9,202
Add: Depreciation and amortization expenses	3,202	2,811	8,892	8,449
Add: Interest and financing costs, net	1,810	601	3,360	1,062
EBITDA (c)	$22,292	$15,699	$52,802	$18,713
Less: Interest and financing costs, net	1,810	601	3,360	1,062
Less: Maintenance capital expenditures (d)	4,171	4,582	6,925	5,419
Add: Change in deferred revenue related to shortfall payments	(88)	—	179	—
Add: Reimbursement for maintenance capital expenditures (d)	2,396	8	2,928	8
Add: Non-cash unit-based compensation expense	151	178	863	301
Add: Other reimbursements	703	—	703	—
Distributable Cash Flow (c)	$19,473	$10,702	$47,190	$12,541

Reconciliation of EBITDA to Net Cash from Operating Activities:
Net cash from operating activities	$22,225	$13,860	$54,086	$14,244
Less: Changes in assets and liabilities	1,291	(1,571)	2,860	(4,000)
Less: Amortization of debt issuance costs	280	155	664	266
Less: Unit-based compensation expense	151	178	863	301
Less: Loss on asset disposals	21	—	257	26
Add: Interest and financing costs, net	1,810	601	3,360	1,062
EBITDA (c)	$22,292	$15,699	$52,802	$18,713

TESORO LOGISTICS LP
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
RECONCILIATION OF PARTNERSHIP AND PREDECESSORS (c)
(Unaudited)
(In thousands)

	Tesoro Logistics LP	Long Beach Assets (Predecessor)	Three Months Ended September 30, 2012
Reconciliation of EBITDA and Distributable Cash Flow to Net Income:
Net income	$15,578	$1,702	$17,280
Add: Depreciation and amortization expenses	2,908	294	3,202
Add: Interest and financing costs, net	1,810	—	1,810
EBITDA (c)	$20,296	$1,996	$22,292
Less: Interest and financing costs, net	1,810	—	1,810
Less: Maintenance capital expenditures (d)	3,793	378	4,171
Add: Change in deferred revenue related to shortfall payments	(88)	—	(88)
Add: Reimbursement for maintenance capital expenditures (d)	2,396	—	2,396
Add: Non-cash unit-based compensation expense	151	—	151
Add: Other reimbursements	703	—	703
Distributable Cash Flow (c)	$17,855	$1,618	$19,473

Reconciliation of EBITDA to Net Cash from Operating Activities:
Net cash from operating activities	$20,790	$1,435	$22,225
Less: Changes in assets and liabilities	1,860	(569)	1,291
Less: Amortization of debt issuance costs	280	—	280
Less: Unit-based compensation expense	151	—	151
Less: Loss on asset disposals	13	8	21
Add: Interest and financing costs, net	1,810	—	1,810
EBITDA (c)	$20,296	$1,996	$22,292

TESORO LOGISTICS LP
SELECTED OPERATING SEGMENT DATA
(Unaudited)
(In thousands, except barrel and per barrel amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
OPERATING SEGMENTS
CRUDE OIL GATHERING
Pipeline:
Pipeline revenues (a)	$9,193	$7,412	$23,822	$19,281
Pipeline throughput (barrels per day ("bpd")) (e)	69,147	59,530	62,973	57,171
Average pipeline revenue per barrel (f)	$1.45	$1.35	$1.38	$1.24
Trucking:
Trucking revenues (a)	$11,654	$6,377	$27,200	$10,766
Trucking volume (bpd)	42,821	23,879	34,543	23,066
Average trucking revenue per barrel (f)	$2.96	$2.90	$2.87	$1.71
Total Revenues	$20,847	$13,789	$51,022	$30,047
Costs and Expenses:
Operating and maintenance expenses	$12,029	$5,998	$27,711	$15,874
Depreciation and amortization expenses	916	785	2,482	2,355
General and administrative expenses (a)	1,046	386	2,364	821
Gain on asset disposals	—	—	—	(10)
Total Costs and Expenses	13,991	7,169	32,557	19,040
CRUDE OIL GATHERING SEGMENT OPERATING INCOME	$6,856	$6,620	$18,465	$11,007

TERMINALLING, TRANSPORTATION AND STORAGE
Terminalling:
Terminalling revenues (a)	$19,887	$11,776	$48,804	$22,467
Terminalling throughput (bpd)	373,709	328,960	329,514	309,530
Average terminalling revenue per barrel (f)	$0.58	$0.39	$0.54	$0.27
Short-haul pipeline transportation:
Short-haul pipeline transportation revenues (a)	$1,838	$1,718	$5,216	$3,076
Short-haul pipeline transportation throughput (bpd)	90,286	93,052	92,124	90,371
Average short-haul pipeline transportation revenue per barrel (f)	$0.22	$0.20	$0.21	$0.12
Storage:
Storage revenues (a)	$1,381	$1,339	$4,059	$2,290
Storage capacity reserved (shell capacity barrels)	878,000	878,000	878,000	878,000
Storage revenue per barrel on shell capacity (per month) (f)	$0.52	$0.51	$0.51	$0.50
Total Revenues	$23,106	$14,833	$58,079	$27,833
Costs and Expenses:
Operating and maintenance expenses	$5,376	$4,733	$16,789	$17,269
Depreciation and amortization expenses	2,286	2,026	6,410	6,094
General and administrative expenses (a)	1,103	675	2,468	1,558
Loss on asset disposals	21	—	257	36
Total Costs and Expenses	8,786	7,434	25,924	24,957
TERMINALLING, TRANSPORTATION AND STORAGE SEGMENT OPERATING INCOME	$14,320	$7,399	$32,155	$2,876

TESORO LOGISTICS LP
SELECTED OPERATING SEGMENT DATA
RECONCILIATION OF PARTNERSHIP AND PREDECESSOR (c)
(Unaudited)
(In thousands, except barrel and per barrel amounts)

	Tesoro Logistics LP	Long Beach Assets (Predecessor)	Three Months Ended September 30, 2012
REVENUES (a)
Terminalling revenues	$16,852	$3,035	$19,887
Short-haul pipeline transportation revenues	1,765	73	1,838
Storage revenues	1,381	—	1,381
Total Revenues	19,998	3,108	23,106
COSTS AND EXPENSES
Operating and maintenance expenses	4,354	1,022	5,376
Depreciation and amortization expenses	1,992	294	2,286
General and administrative expenses (a)	1,021	82	1,103
Loss on asset disposals	13	8	21
Total Costs and Expenses	7,380	1,406	8,786
TERMINALLING, TRANSPORTATION AND STORAGE SEGMENT OPERATING INCOME	$12,618	$1,702	$14,320
VOLUMES (bpd)
Terminalling throughput	260,090
Average terminalling revenue per barrel (f)	$0.70
Short-haul pipeline transportation throughput	74,216
Average short-haul pipeline transportation revenue per barrel (f)	$0.26
Storage capacity reserved (shell capacity barrels)	878,000
Storage revenue per barrel on shell capacity (per month) (f)	$0.52

TESORO LOGISTICS LP
SELECTED FINANCIAL DATA
(Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Capital Expenditures
Expansion	$8,331	$2,183	$19,638	$3,531
Maintenance (d)	4,171	4,582	6,925	5,419
Total Capital Expenditures	$12,502	$6,765	$26,563	$8,950

TESORO LOGISTICS LP
SELECTED FINANCIAL DATA
RECONCILIATION OF PARTNERSHIP AND PREDECESSOR (c)
(Unaudited)
(In thousands)

	Tesoro Logistics LP	Long Beach Assets (Predecessor)	Three Months Ended September 30, 2012
Capital Expenditures
Expansion	$8,331	$—	$8,331
Maintenance (d)	3,793	378	4,171
Total Capital Expenditures	$12,124	$378	$12,502

TESORO LOGISTICS LP
SELECTED FINANCIAL DATA
(Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
General and Administrative Expenses (a)
Crude Oil Gathering	$1,046	$386	$2,364	$821
Terminalling, Transportation and Storage	1,103	675	2,468	1,558
Unallocated	2,086	1,131	6,710	3,619
Total General and Administrative Expenses	$4,235	$2,192	$11,542	$5,998

TESORO LOGISTICS LP
BALANCE SHEET DATA
(Unaudited)
(In thousands)

	September 30, 2012	December 31, 2011
Cash and cash equivalents	$55,274	$18,326
Total Assets	291,290	233,809
Debt	350,000	50,000
Total Equity (Deficit)	(78,481)	166,672

TESORO LOGISTICS LP
GROWTH PROJECTS
(Unaudited)
(In millions)

	Total Expected Project Capital Expenditures	Projected EBITDA (Annual) (c) (g)	Expected Completion Date
OPERATING SEGMENTS
CRUDE OIL GATHERING
High Plains expansion	$4.0	$5.0	substantially complete
Connolly gathering hub (h)	4.5	—	substantially complete
Various growth plan projects	57.0	21.5	2012-2013
CRUDE OIL GATHERING SEGMENT GROWTH PROJECTS	$65.5	$26.5

TERMINALLING, TRANSPORTATION AND STORAGE (i)
Stockton terminal storage	$10.0	$2.5	2013
New terminal expansion projects	16.5	6.0	2012-2013
TERMINALLING, TRANSPORTATION AND STORAGE SEGMENT GROWTH PROJECTS	$26.5	$8.5
TOTAL GROWTH PROJECTS	$92.0	$35.0

TESORO LOGISTICS LP
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
LONG BEACH ASSETS, EXCLUDING PREDECESSOR
(Unaudited)
(In millions)

Three Months Ended September 30, 2012

Reconciliation of EBITDA to Net Income:
Net income	$1.1
Add: Depreciation and amortization expenses	0.1
Add: Interest and financing costs, net	—
EBITDA (c)	$1.2

TESORO LOGISTICS LP
RECONCILIATION OF FORECASTED EBITDA TO AMOUNTS UNDER U.S. GAAP
(Unaudited)
(In millions)

Tesoro Logistics LP Three Months Ended December 31, 2012
Reconciliation of Forecasted EBITDA to Forecasted Net Income:
Net income	$21.4
Add: Depreciation and amortization expenses	2.7
Add: Interest and financing costs, net	5.1
Forecasted EBITDA (c)	$29.2

Anacortes Rail Unloading Facility Full Year 2013
Reconciliation of Forecasted EBITDA to Forecasted Net Income:
Net income	$6.0
Add: Depreciation and amortization expenses	2.0
Add: Interest and financing costs, net	10.0
Forecasted EBITDA (c)	$18.0

	Full Year 2013
	Projected EBITDA Previously Reported	Long Beach Assets	Total
Reconciliation of Forecasted EBITDA to Forecasted Net Income:
Net income	$79.0	$7.0	$86.0
Add: Depreciation and amortization expenses	13.5	1.0	14.5
Add: Interest and financing costs, net	7.5	14.0	21.5
Forecasted EBITDA (c)	$100.0	$22.0	$122.0

_____________

(a)
See discussion of the factors affecting comparability noted on page 3. The Partnership's results of operations may not be comparable to the Predecessors' historical results of operations for the reasons described below:

Revenues--  There are differences in the way our Predecessors recorded revenues and the way the Partnership records revenues after completion of the Initial Offering and subsequent acquisitions as discussed under factors affecting comparability.
General and Administrative Expenses--  Our Predecessors' general and administrative expenses included direct charges for the management and operation of our logistics assets and certain expenses allocated by Tesoro for general corporate services, such as treasury, accounting and legal services. These expenses were charged, or allocated, to our Predecessors based on the nature of the expenses. Tesoro continues to charge the Partnership a combination of direct charges for the management and operation of our logistics assets and a fixed annual fee for general corporate services, such as treasury, accounting and legal services. We also incur additional incremental general and administrative expenses as a result of being a separate publicly-traded partnership.

(b)	On October 17, 2012, we declared a quarterly cash distribution of $0.455 per limited partner unit for the third quarter of 2012.

(c)
We define EBITDA as net income before depreciation and amortization expenses and net interest and financing costs. We define distributable cash flow as EBITDA less net interest and financing costs and maintenance capital expenditures, plus the change in deferred revenue related to shortfall payments, reimbursement by Tesoro for certain maintenance capital expenditures and other reimbursements by Tesoro and non-cash unit-based compensation expense. EBITDA and distributable cash flow are not measures prescribed by U.S. GAAP ("non-GAAP") but are supplemental financial measures that are used by management and may be used by external users of our condensed combined consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, to assess:

•	our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or financing methods;

•	the ability of our assets to generate sufficient cash flow to make distributions to our unitholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects, and the returns on investment of various investment opportunities.
We believe that the presentation of EBITDA will provide useful information to investors in assessing our financial condition and results of operations. The U.S. GAAP measures most directly comparable to EBITDA are net income and net cash from operating activities. EBITDA should not be considered as an alternative to U.S. GAAP net income or net cash from operating activities. EBITDA has important limitations as an analytical tool, because it excludes some, but not all, items that affect net income and net cash from operating activities.
We believe that the presentation of distributable cash flow will provide useful information to investors as it is a widely accepted financial indicator used by investors to compare partnership performance, as it provides investors an enhanced perspective of the operating performance of our assets and the cash our business is generating. The U.S. GAAP measure most directly comparable to distributable cash flow is net income. The amounts included in the calculation of distributable cash flow are derived from amounts separately presented in our condensed combined consolidated financial statements, with the exception of deferred revenue related to shortfall payments, maintenance capital expenditures, reimbursement by Tesoro for certain maintenance capital expenditures and other reimbursements by Tesoro.
We also include the results of our operations excluding results of our Predecessors. We believe that the presentation of our results of operations excluding results of our Predecessors will provide useful information to investors in assessing our financial condition and results of operations. We believe investors want to analyze operations of our business under our current commercial agreements with Tesoro.
These non-GAAP financial metrics should not be considered in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Our definitions of these non-GAAP financial metrics may not be comparable to similarly titled measures of other companies, because they may be defined differently by other companies in our industry, thereby diminishing their utility.

(d)	Maintenance capital expenditures include expenditures required to maintain equipment, reliability, tankage and pipeline integrity and safety, and to address environmental regulations.
(e)    Also includes barrels that were gathered and then delivered into our High Plains Pipeline by truck.

(f)
Management uses average revenue per barrel and storage revenue per barrel on shell capacity to evaluate performance and compare profitability to other companies in the industry. There are a variety of ways to calculate average revenue per barrel; different companies may calculate it in different ways. We calculate average revenue per barrel as revenue divided by the number of days in the period divided by throughput (bpd). We calculate storage revenue per barrel on shell capacity as revenue divided by number of months in the period divided by shell capacity barrels. Investors and analysts use this financial measure to help analyze and compare companies in the industry on the basis of operating performance. This financial measure should not be considered as an alternative to segment operating income, revenues and operating expenses or any other measure of financial performance presented in accordance with U.S. GAAP.

(g)
Projected EBITDA for growth projects approximates projected earnings but excludes the impact of net interest expense, income tax and depreciation and amortization, which are anticipated to be immaterial for these projects.

(h)	The capital expenditures related to this project are reimbursed by our Sponsor.

(i)
The upgrade of the Los Angeles terminal to allow for offloading of transmix has been removed from our capital spending plans in the Terminalling, Transportation and Storage segment to reflect changes in current market conditions. As such, the expected capital expenditures and projected EBITDA for this project are no longer reflected in the growth projects table.